Filed Pursuant to Rule 424(b)(2)
Registration No. 333-200212

Floating Rate Trigger Phoenix

Autocallable Optimization Securities

Linked to

an Index

Product Supplement

Dated November 20, 2014

(To Prospectus dated November 14, 2014)

Floating Rate Trigger Phoenix Autocallable Optimization Securities

Linked to an Index

UBS AG from time to time may offer and sell Floating Rate Trigger Phoenix Autocallable Optimization Securities, which we refer to as the “Securities”, linked to an index (the “underlying index”). This product supplement describes some of the general terms that may apply to the Securities and the general manner in which they may be offered. The specific terms of any Securities that we offer, including the name and sponsor of the underlying index, and the specific manner in which such Securities may be offered, will be described for each particular offering of Securities in an applicable pricing supplement to this product supplement (the “applicable pricing supplement”).

If there is any inconsistency between the terms of the Securities described in the accompanying prospectus, this product supplement and the applicable pricing supplement, the following hierarchy will govern: first, the applicable pricing supplement; second, this product supplement; and last, the accompanying prospectus.

The general terms of the Securities are described in this product supplement and, unless otherwise specified in the applicable pricing supplement, include the following:

Issuer:	UBS AG.

Booking Branch:	The booking branch of UBS AG will be specified in the applicable pricing supplement.

Issue Price:	The issue price per Security will be set equal to 100% of the principal amount of each Security.

Principal Amount:	Unless otherwise specified in the applicable pricing supplement, each Security will have a principal amount of $1,000 per Security.

Trade Date:	A date specified in the applicable pricing supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”.

Final Valuation Date:	A date specified in the applicable pricing supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “— Final Valuation Date”.

Maturity Date:	A date specified in the applicable pricing supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “— Maturity Date”.

Contingent Coupon:	UBS will pay you a contingent coupon during the term of the Securities, periodically in arrears, on each coupon payment date under the conditions described below:

➢	If the closing level of the underlying index is equal to or greater than the coupon barrier on the applicable coupon observation date, UBS will pay for each Security you hold the contingent coupon applicable to such coupon observation date.

➢	If the closing level of the underlying index is less than the coupon barrier on the applicable coupon observation date, UBS will not pay you the contingent coupon applicable to such coupon observation date.

Contingent coupon payments on the Securities are not guaranteed. UBS will not pay you the contingent coupon for any coupon observation date on which the closing level of the underlying index is less than the coupon barrier.

The “contingent coupon” per Security payable, if any, on any coupon payment date will be an amount equal to the quotient of (i) the product of the contingent coupon rate multiplied by $1,000, divided by (ii) the number of coupon observation dates in a full calendar year.

Contingent Coupon Rate:	With respect to each coupon observation date, a per annum rate equal to the applicable reference rate plus the spread. If the reference rate is negative, the contingent coupon will be computed giving effect to the negative rate.

Reference Rate:	The reference rate each reset date as determined by the calculation agent, as specified in the applicable pricing supplement.

Spread:	A constant percentage, as specified in the applicable pricing supplement.

Reset Date:	One or more dates that will be specified in the applicable pricing supplement, on which the calculation agent will determine the applicable reference rate.

Coupon Barrier:	A specified level of the underlying index that is less than the initial level, equal to a percentage of the initial level as set forth in the applicable pricing supplement.

Automatic Call Feature:	The Securities will be called automatically (an “automatic call”) by UBS if the closing level of the underlying index on any autocall observation date is equal to or greater than the call threshold level. If the Securities are called, on the applicable call settlement date UBS will pay a cash payment per Security equal to your principal amount. Following an automatic call, no further amounts will be owed to you under the Securities after the applicable call settlement date. As discussed above, if the closing level of the underlying index is equal to or greater than the coupon barrier, UBS will also pay the contingent coupon on the call settlement date.

Call Threshold Level:	A specified level of the underlying index that is equal to a percentage of the initial level as set forth in the applicable pricing supplement.

Payment at Maturity:	If the Securities are not called on any call settlement date, on the maturity date UBS will pay you a cash payment for each Security you hold, calculated as follows:

➢	If the final level is equal to or greater than the trigger level:

Principal Amount of $1,000.

➢	If the final level is less than the trigger level:

$1,000 + ($1,000 × Underlying Return).

As discussed above, if the final level is equal to or greater than the coupon barrier, UBS will also pay the contingent coupon on the maturity date.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not called, you may lose some or all of your initial investment. Specifically, if the Securities are not called and the final level is less than the trigger level, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Underlying Return:	The quotient, expressed as a percentage, of (i) the final level minus the initial level, divided by (ii) the initial level. Expressed as a formula:

Final Level – Initial Level
Initial Level

Initial Level:	Unless otherwise specified in the applicable pricing supplement, the closing level of the underlying index on the trade date, as determined by the calculation agent.

Final Level:	Unless otherwise specified in the applicable pricing supplement, the closing level of the underlying index on the final valuation date, as determined by the calculation agent.

Trigger Level:	A specified level of the underlying index that is less than the initial level, equal to a percentage of the initial level as set forth in the applicable pricing supplement.

Coupon Observation Dates:	One or more dates that will be specified in the applicable pricing supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “— Coupon Observation Dates and Autocall Observation Dates”.

Autocall Observation Dates:	One or more dates that will be specified in the applicable pricing supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “— Coupon Observation Dates and Autocall Observation Dates”.

Coupon Payment Dates:	Each coupon payment date will generally be two to five business days following the applicable coupon observation date, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “— Coupon Payment Dates; Call Settlement Date”. The last coupon payment date will be the maturity date.

Call Settlement Date:	If the Securities are subject to an automatic call, the call settlement date will be the first coupon payment date following the relevant autocall observation date, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “— Coupon Payment Dates; Call Settlement Date”. The last call settlement date will be the maturity date.

No Listing:	The Securities will not be listed or displayed on any securities exchange or any electronic communications network, unless otherwise specified in the applicable pricing supplement.

Calculation Agent:	UBS Securities LLC.

See “Risk Factors” beginning on page PS-15 of this product supplement for risks related to an investment in the Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this product supplement, the index supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

UBS Investment Bank	UBS Financial Services Inc.

ADDITIONAL INFORMATION ABOUT THE SECURITIES

You should read this product supplement together with the prospectus dated November 14, 2014, titled “Debt Securities and Warrants,” relating to our Medium-Term Notes, Series A, of which the Securities are a part, the index supplement dated November 14, 2014, which contains information about certain indices to which particular categories of debt securities and warrants that we may offer, including the Securities, may be linked, and any applicable pricing supplement relating to the Securities that we may file with the Securities and Exchange Commission (the “SEC”) from time to time. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

➢	Prospectus dated November 14, 2014:

http://www.sec.gov/Archives/edgar/data/1114446/000119312514413375/d816529d424b3.htm

➢	Index Supplement dated November 14, 2014:

http://www.sec.gov/Archives/edgar/data/1114446/000119312514413492/d818855d424b2.htm

Our Central Index Key, or CIK, on the SEC website is 0001114446.

You should rely only on the information incorporated by reference or provided in this product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this product supplement is accurate as of any date other than the date on the front of the document.

Product Supplement Summary

This product supplement describes the terms that will apply generally to the Securities. On the trade date, UBS AG will prepare a pricing supplement (the “applicable pricing supplement”). The pricing supplement will specify the underlying index and the specific pricing terms for that issuance and will indicate any changes to the general terms specified below. You should read the pricing supplement in conjunction with this product supplement, the index supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “Securities”, we mean the Floating Rate Trigger Phoenix Autocallable Optimization Securities. Also, references to the “accompanying prospectus” mean the accompanying prospectus, titled “Debt Securities and Warrants”, dated November 14, 2014, of UBS. References to the “index supplement” mean the UBS index supplement dated November 14, 2014.

If there is any inconsistency between the terms of the Securities described in the accompanying prospectus, this product supplement and the applicable pricing supplement, the following hierarchy will govern: first, the applicable pricing supplement; second, this product supplement; and last, the accompanying prospectus.

What are the Floating Rate Trigger Phoenix Autocallable Optimization Securities?

The Floating Rate Trigger Phoenix Autocallable Optimization Securities (the “Securities”) are unsubordinated, unsecured debt securities issued by UBS AG, the return on which is linked to the performance of an index (the “underlying index”). The underlying index will be specified in the applicable pricing supplement to this product supplement.

Contingent Coupon

We may pay you the applicable contingent coupon for each Security you own during the term of the Securities, periodically in arrears, on a coupon payment date, which will generally be two to five business days following the applicable coupon observation date, if the closing level of the underlying index is equal to or greater than the coupon barrier on the applicable coupon observation date. However, if the closing level of the underlying index is less than the coupon barrier on the applicable coupon observation date, UBS will not pay you the contingent coupon applicable to such coupon observation date. The “coupon barrier” is a specified level of the underlying index that is less than the initial level, equal to a percentage of the initial level as set forth in the applicable pricing supplement.

The “contingent coupon” means, with respect to each coupon observation date, an amount that will be calculated based on the “contingent coupon rate”, which is a per annum rate equal to the reference rate plus the spread. If the reference rate is negative, the contingent coupon will be computed giving effect to the negative rate. The contingent coupon per Security payable, if any, on any coupon payment date will be an amount equal to the quotient of (i) the product of the contingent coupon rate multiplied by $1,000, divided by (ii) the number of coupon observation dates in a full calendar year.

The “reference rate” will be a reference rate as specified in the applicable pricing supplement. The calculation agent will determine the reference rate on each reset date.

The “spread” will be a constant percentage, as specified in the applicable pricing supplement.

Unlike ordinary debt securities, UBS will not necessarily pay periodic coupons. You must be willing to accept that if the closing level of the underlying index is less than the coupon barrier on any coupon observation date, UBS will not pay the contingent coupon on the corresponding coupon payment date.

Payment Upon an Automatic Call

If the closing level of the underlying index is equal to or greater than the call threshold level on any autocall observation date, UBS will call the Securities automatically (an “automatic call”). If the Securities are subject to an automatic call, the call settlement date will be the first coupon payment date following the relevant autocall observation date. If we call the Securities, UBS will pay on the applicable call settlement date a cash payment per Security equal to your principal amount.

The “call threshold level” is a specified level of the underlying index that is equal to a percentage of the initial level as set forth in the applicable pricing supplement.

As discussed above, if the closing level is equal to or greater than the coupon barrier, UBS will also pay the contingent coupon on the call settlement date.

Payment at Maturity

Unlike ordinary debt securities, UBS will not necessarily repay the principal amount of the Securities at maturity. If the Securities are not called on any call settlement date and the final level is equal to or greater than the trigger level, on the maturity date UBS will pay you a cash payment for each Security you hold equal to your principal amount of $1,000.

If, however, the Securities are not called on any call settlement date and the final level is less than the trigger level, on the maturity date UBS will pay you a cash payment for each Security you hold that is less than your principal amount, if anything, resulting in the loss of a percentage of your initial investment that is equal to the underlying return, for an amount equal to:

$1,000 + ($1,000 × Underlying Return).

As discussed above, if the final level is equal to or greater than the coupon barrier, UBS will also pay the contingent coupon on the maturity date.

The “underlying return” is the quotient, expressed as a percentage, of (i) the final level minus the initial level, divided by (ii) the initial level. Expressed as a formula, the underlying return is:

Final Level – Initial Level
Initial Level

Unless otherwise specified in the applicable pricing supplement, the “initial level” is the closing level of the underlying index on the trade date, as determined by the calculation agent (as may be postponed in the case of a market disruption event as described under “General Terms of the Securities – Market Disruption Events”).

Unless otherwise specified in the applicable pricing supplement, the “final level” is the closing level of the underlying index on the final valuation date, as determined by the calculation agent (as may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “— Final Valuation Date”).

The “trigger level” is a specified level of the underlying index that is less than the initial level, equal to a percentage of the initial level as set forth in the applicable pricing supplement. The trigger level may be higher or lower than the coupon barrier. If the trigger level is higher than the coupon barrier, you could lose some of your initial investment but still receive a contingent coupon at maturity if the Securities are not called prior to maturity.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not called, you may lose some or all of your initial investment. Specifically, if the Securities are not called and the final level is less than the trigger level, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

The applicable pricing supplement will specify the “trade date”, “coupon observation dates”, “coupon payment dates”, “autocall observation dates”, “reset dates”, “final valuation date”, potential “call settlement dates” and “maturity date” as well as the respective terms of each offering of the Securities, including the underlying index.

The Securities are not sponsored, endorsed, sold or promoted by the sponsor of the underlying index, and investing in the Securities is not equivalent to a hypothetical direct investment in the underlying index or direct investment in the stocks (“underlying equity constituents”), futures contracts on physical commodities (“constituent commodities”) and other assets constituting the underlying index (collectively, “underlying constituents”).

The Securities are Part of a Series

The Securities are part of a series of debt securities entitled “Medium-Term Notes, Series A” that we may issue from time to time under our indenture, which is described in the accompanying prospectus. This product supplement summarizes general financial and other terms that apply to the Securities. The terms that apply generally to all Medium-Term Notes, Series A are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this product supplement) modify or supplement those described in the accompanying prospectus.

We may issue separate offerings of the Securities that are identical in all respects, except that each offering generally is linked to the performance of a different underlying index and is subject to the particular terms set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend upon the performance of the underlying index and the reference rate to which such offering is linked and will not depend on the performance of any other offering of the Securities.

Specific terms of each Security will be described in the applicable pricing supplement

The specific terms for each offering of the Securities will be described in the applicable pricing supplement accompanying this product supplement. The terms described in the applicable pricing supplement modify or supplement those described here and in the accompanying prospectus.

Any applicable pricing supplement should be read in conjunction with this product supplement, the index supplement and the accompanying prospectus.

Selected Purchase Considerations

➢

Potential for Contingent Coupons — UBS will pay a contingent coupon for each coupon observation date on which the closing level of the underlying index is equal to or greater than the coupon barrier. Investors will not receive the contingent coupon applicable to any coupon observation date if the closing level of the underlying index is less than the coupon barrier on such coupon observation date.

➢

Contingent coupon amounts are uncertain — Because the contingent coupon rate for the Securities is based in part on a floating rate, you will be exposed to risks not associated with a fixed-rate debt instrument. These risks include the possibility of substantial fluctuations in the applicable reference rate (and therefore the contingent coupon rate) and the possibility that the contingent coupon paid, if any, on any coupon payment date may be less than the contingent coupon paid on prior coupon payment dates. In addition, negative reference rates will reduce the contingent coupon rate below the spread. We have no control over a number of matters that may affect interest rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results. In addition, the contingent coupon rate may be less than the rate payable on similar Securities or other instruments of the same maturity issued by us or an issuer with the same or a comparable credit rating.

➢

Automatic Call — UBS will call the Securities automatically if the closing level of underlying index is equal to or greater than the call threshold level on any autocall observation date. If the Securities are called, UBS will pay a cash payment per Security equal to your principal amount on the call settlement date. Following an automatic call, no further amounts will be owed to you under the Securities.

➢

Contingent repayment of principal amount at maturity — If the Securities are not called, UBS will repay the principal amount of your Securities only if the final level is equal to or greater than the trigger level and you hold the Securities to maturity. If the Securities are not called and the final level is less than the trigger level, on the maturity date UBS will pay you an amount in cash that is less than the principal amount, if anything. Specifically, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment. This will result in a loss of some or all of your initial investment in the Securities. The contingent repayment of principal only applies if you hold the Securities until maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS.

➢

Minimum Investment — Unless otherwise specified in the applicable pricing supplement, the Securities will have a $1,000 principal amount per Security and a minimum investment of 1 Security (for a total minimum purchase price of $1,000).

What are Some of the Risks of the Securities?

An investment in any of the Securities involves significant risks. Some of the risks that apply generally to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities under “Risk Factors” and in the applicable pricing supplement.

➢

Risk of loss at maturity — The Securities differ from ordinary debt securities in that the issuer will not necessarily repay the full principal amount of the Securities at maturity. If the Securities are not called, UBS will repay you the principal amount of your Securities in cash only if the final level of the underlying index is equal to or greater than the trigger level and will only make such payment at maturity. If the Securities are not called and the final level is less than the trigger level, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment.

➢

The contingent repayment of principal applies only at maturity — If your Securities are not called, you should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying index is equal to or greater than the trigger level.

➢

You may not receive any contingent coupons — UBS will not necessarily make periodic coupon payments on the Securities. If the closing level of the underlying index on any coupon observation date is less than the coupon barrier, UBS will not pay you the contingent coupon applicable to such coupon observation date. If the closing level of the underlying index is less than the coupon barrier on each of the coupon observation dates, you will not receive any contingent coupons during the term of, and will not receive a positive return on, your Securities. Generally, this non-payment of the contingent coupon coincides with a period of greater risk of principal loss on your Securities.

➢

Your potential return on the Securities is limited and you will not participate in any appreciation of the underlying index — The return potential of the Securities is limited to the contingent coupon rate, regardless of the appreciation of the underlying index. In addition, the total return on the Securities will vary based on the number of coupon observation dates on which the requirements of the contingent coupon have been met prior to maturity or an automatic call. Further, if the Securities are called early, you will not receive any contingent coupons or any other payment in respect of any coupon observation dates after the applicable call settlement date, and your return on the Securities could be less than if the Securities remained outstanding until maturity. If the Securities are not called, you may be subject to the depreciation in the level of the underlying index even though you cannot participate in any appreciation in the level of the underlying index. As a result, the return on an investment in the Securities could be less than the return on a direct investment in the underlying constituents.

➢

The amount of any contingent coupon payable on the Securities is uncertain — Because the contingent coupon rate for the Securities is based in part on a floating rate, you will be exposed to risks not associated with a fixed-rate debt instrument. These risks include the possibility of substantial fluctuations in the applicable reference rate (and therefore the contingent coupon rate) and the possibility that the contingent coupon paid, if any, on any coupon payment date may be less than the contingent coupon paid on prior coupon payment dates. In addition, negative reference rates will reduce the contingent coupon rate below the spread. We have no control over a number of matters that may affect interest rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results. Interest rates may be volatile in the future. In addition, the contingent coupon rate may be less than the rate payable on similar Securities or other instruments of the same maturity issued by us or an issuer with the same or a comparable credit rating.

➢

Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose all of your initial investment.

➢

Higher spreads are generally associated with increased risk — Greater expected volatility with respect to the underlying index reflects a higher expectation as of the trade date that the closing level of the underlying index could be less than the coupon barrier on the specified coupon observation dates and the trigger level on the final valuation date of the Securities. Furthermore, greater expected volatility with respect to the reference rate reflects a higher expectation that the reference rate could decline over the term of the Securities. These greater expected risks will generally be reflected in a higher spread for that Security. However, while the spread is set on the trade date, the underlying index’s volatility and the volatility of the reference rate can change significantly over the term of the Securities. The level of the underlying index for your Securities could fall sharply, which could result in no contingent coupons being paid over the term of the Securities and a significant loss of principal. Additionally, the reference rate for your Securities could depreciate, which could result in a lower contingent coupon rate, and therefore, a decrease in the amount of any contingent coupons. In addition, negative reference rates will reduce the contingent coupon rate below the spread.

➢

Market risk of the underlying index — The return on the Securities, which may be positive or negative, is linked to the performance of the underlying index and indirectly linked to the value of the underlying constituents. The level of the underlying index can rise or fall sharply due to factors specific to such underlying index or its underlying constituents, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market levels, interest rates and economic and political conditions. Additionally, the return of the Securities may rise or fall sharply due to the possibility of substantial fluctuations in the applicable reference rate as a result of factors that may affect interest rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these factors and their results.

➢

Reinvestment Risk — The Securities will be called automatically if the closing level of the underlying index is equal to or greater than the call threshold level on any autocall observation date. Conversely, the Securities will not be subject to an automatic call if the closing level of the underlying index is less than the call threshold level on any autocall observation date, which generally coincides with a period of greater risk of principal loss on your Securities. In the event that the Securities are called prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the Securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built-in costs such as dealer discounts and hedging costs.

➢

There can be no assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the level of the underlying index will rise or fall and there can be no assurance that the closing level of the underlying index will be equal to or greater than the coupon barrier on any coupon observation date, and, if the Securities are not called, that the final level will be equal to or greater than the trigger level. The level of the underlying index will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying constituents. You should be willing to accept the risks associated with the relevant markets tracked by the underlying index in general and the underlying constituents in particular, and the risk of losing some or all of your initial investment. Similarly, it is impossible to predict whether and the extent to which the reference rate will rise or fall. The reference rate will be influenced by complex and interrelated political, economic, financial and other factors. You should be willing to accept the risk that the reference rate could decline. Negative reference rates will reduce the contingent coupon rate below the spread. Additionally, interest rates and stock prices may be inversely correlated, meaning that the market prices of the underlying equity may be likely to decline if the reference rate appreciates over the term of the Securities. It is not possible to predict the relationship between the reference rate and the market prices of the underlying equity constituents during the term of your Securities.

➢

You will not receive dividend payments on any underlying equity constituents or have any shareholder rights in the underlying equity constituents — You will not receive any dividend payments or other distributions on any of the underlying equity constituents. As an owner of the Securities, you will not have voting rights or any other rights that holders of any of the underlying equity constituents may have.

➢

There may be little or no secondary market — Unless otherwise specified in the applicable pricing supplement, the Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and other affiliates of UBS may make a market in the Securities, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your Securities prior to maturity could be at a substantial discount from the issue price and to the intrinsic value of the Securities and, as a result, you may suffer substantial losses.

➢

Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the level of the underlying index; the volatility of the underlying index; the dividend rate paid on any underlying equity constituents; the time remaining to the maturity of the Securities; the reference rate and interest rates in the markets; the level and volatility of the reference rate; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of UBS.

➢

Impact of fees on the secondary market price of the Securities — Generally, the price of the Securities in the secondary market is likely to be lower than the issue price to public since the issue price to public included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Securities.

➢

Potential UBS impact on price — Trading or transactions by UBS or its affiliates in the underlying index or any underlying constituent, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of the underlying index, any underlying constituent or the reference rate, may adversely affect their market level(s) or price(s) and, therefore, the market value of the Securities

➢

Potential conflict of interest — UBS and its affiliates may engage in business with the issuers of securities constituting underlying equity constituents, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine amounts owed under the Securities based on the closing level of the underlying index on any coupon observation date or autocall observation date (including the final valuation date) and will determine the reference rate applicable to the contingent coupon rate on each reset date. The calculation agent will also determine whether the contingent coupon is payable to you on any coupon payment date, whether the Securities are subject to an automatic call and the amount, if any, you receive at maturity of the Securities. The calculation agent may postpone any coupon observation date or autocall observation date (including the final valuation date) if a market disruption event occurs and is continuing on such date.

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Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying index to which the Securities are linked.

➢

Dealer Incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.

➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

Subject to the specific terms of your Securities set forth in the applicable pricing supplement, the Securities may be a suitable investment for you if:

➢	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of some or all of your initial investment.

➢

You can tolerate a loss of all or a substantial portion of your initial investment and are willing to make an investment that may have the same downside market risk as the underlying index or the underlying constituents.

➢	You believe the closing level of the underlying index will be equal to or greater than the coupon barrier on the coupon observation dates and the trigger level on the final valuation date.

➢

You understand and accept that you will not participate in any appreciation in the level of the underlying index and that your potential return is limited to the contingent coupon payments specified in the applicable pricing supplement.

➢	You understand and accept that the reference rate is a floating rate.

➢

You understand and accept that, if the reference rate does decline over the term of the Securities, any contingent coupons will also decline, and that negative reference rates will reduce the contingent coupon below the spread.

➢	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying index.

➢	You do not seek current guaranteed income and are willing to forgo dividends paid on any underlying equity constituents.

➢

You are willing to invest in securities that may be called early and you are otherwise willing to hold such securities to maturity and accept that there may be little or no secondary market for the Securities.

➢

You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you, including any repayment of principal.

Subject to the specific terms of your Securities set forth in the applicable pricing supplement, the Securities may not be a suitable investment for you if:

➢	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of some or all of your initial investment.

➢	You require an investment designed to provide a full return of principal at maturity.

➢	You are not willing to make an investment that may have the same downside market risk as the underlying index or the underlying constituents.

➢

You believe that the level of the underlying index will decline during the term of the Securities and is likely to be less than the coupon barrier on the specified coupon observation dates and less than the trigger level on the final valuation date.

➢	You seek an investment that participates in the full appreciation in the level of the underlying index or that has unlimited return potential.

➢	You are unwilling to invest in Securities with exposure to a floating reference rate.

➢	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar or exceed the downside fluctuations in the level of the underlying index.

➢	You prefer to receive the dividends paid on any underlying equity constituents and you seek guaranteed current income from this investment.

➢

You are unable or unwilling to hold securities that may be called early, or you are otherwise unable or unwilling to hold such securities to maturity or you seek an investment for which there will be an active secondary market.

➢	You are not willing to assume the credit risk of UBS for all payments under the Securities.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting, and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Risk Factors” of this product supplement.

What are the Tax Consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” and to discuss the tax consequences of your particular situation with your tax advisor.

Pursuant to the terms of the Securities, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the underlying index. If your Securities are so treated, and, although the U.S. federal income tax treatment of the contingent coupons is uncertain, we expect that any contingent coupon that is paid by UBS (including on the maturity date or upon an automatic call) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes. In determining our information responsibilities, if any, we intend to treat (and by purchasing the Securities you agree to treat) the contingent coupons as ordinary income.

In addition, excluding amounts attributable to any contingent coupon, you should generally recognize gain or loss upon the sale, exchange, automatic call or maturity of your Securities in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent coupon or any amount attributable to any accrued but unpaid contingent coupon) and the amount you paid for your Securities. Such gain or loss should generally be long-term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for a period of one year or less). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your Securities prior to a coupon observation date, but that could be attributed to an expected contingent coupon, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

Because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent debt instrument, or pursuant to some other characterization such that the timing and character of your income from the Securities could differ materially from the treatment described above, as further described under “Supplemental U.S. Tax Considerations — Alternative Treatments”. The risk that the Securities may be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash) and short-term capital gain or loss (even if held for more than one year), is higher than with other equity-linked securities that do not guarantee full repayment of principal. In addition, while we do not intend to withhold on any contingent coupons made to you if you provide us with a fully completed and validly executed applicable Internal Revenue Service (the “IRS”) Form W-8, it is possible that we or another withholding agent may withhold on such payment (generally at a 30% rate, subject to reduction under an applicable income tax treaty) or the IRS may assert that such withholding is required.

The IRS has released a notice that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis in excess of any receipt of contingent coupons. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently in excess of any contingent coupons and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”) should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Moreover, in 2013, the House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on as annual basis with the all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent coupons is unclear. Unless otherwise stated in the applicable pricing supplement and subject to the discussions below under “Supplemental U.S. Tax Considerations — Non–United States Holders — Section 871(m) Withholding” and “— Non-United States Holders — FATCA Withholding,” we currently do not intend to withhold any tax on any contingent coupon made to a non-U.S. holder that provides us with a fully completed and validly executed applicable IRS Form W-8. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty) without being required to pay any additional amounts with respect to amounts so withheld.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 IRS notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including the taxing jurisdictions of the underlying equity constituent issuers).

Hypothetical Examples of How the Securities Perform

This section provides examples of how the Securities perform under various scenarios and are provided for illustrative purposes only and are purely hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the (i) closing level of the underlying index relative to the initial level or (ii) the reference rate. We cannot predict what the reference rate will be on any reset date or whether the closing level of the underlying index will be equal to or greater than the call threshold level on the specified autocall observation dates, the coupon barrier on the specified coupon observation dates or the trigger level on the final valuation date. You should not take these examples as an indication or assurance of the expected performance of the underlying index or the reference rate. The examples are based on the assumptions therein.

Calculate the Contingent Coupon on a Coupon Payment Date

We may pay you the contingent coupon during the term of the Securities, periodically in arrears, on each coupon payment date under the following conditions: (i) if the closing level of the underlying index is equal to or greater than the coupon barrier on the applicable coupon observation date, UBS will pay for each Security you hold the contingent coupon applicable to such coupon observation date, and (ii) if the closing level of the underlying index is less than the coupon barrier on the applicable coupon observation date, UBS will not pay the contingent coupon applicable to such coupon observation date.

The “contingent coupon” means, with respect to each coupon observation date, an amount that will be calculated based on the “contingent coupon rate”, which is a per annum rate equal to the reference rate plus the spread. The contingent coupon per Security, if any, payable on any coupon payment date will be an amount equal to the quotient of (i) the product of the contingent coupon rate multiplied by $1,000, divided by (ii) the number of coupon observation dates in a full calendar year.

The “reference rate” will be a reference rate as determined by the calculation agent on each reset date, as specified in the applicable pricing supplement. If the reference rate is negative, the contingent coupon will be computed giving effect to the negative rate. The “spread” will be a constant percentage, as specified in the applicable pricing supplement.

Contingent coupons on the Securities are not guaranteed. UBS will not pay you the contingent coupon for any coupon observation date on which the closing level of the underlying index is less than the coupon barrier.

Calculate the Cash Payment upon an Automatic Call

The payment upon an automatic call will be calculated as follows:

UBS will automatically call the Securities when the closing level of the underlying index is equal to or greater than the call threshold level on any autocall observation date, including the final valuation date.

If the Securities are called, on the applicable call settlement date UBS will pay you a cash payment per Security equal to your principal amount. As discussed above, UBS will also pay any contingent coupon owed on the call settlement date.

The “call threshold level” is specified level of the underlying index that is equal to a percentage of the initial level as set forth in the applicable pricing supplement.

Calculate the Payment at Maturity

Assuming that the Securities are not called, UBS will pay you a cash payment at maturity for each Security you hold, calculated as follows:

If the final level is equal to or greater than the trigger level:

Principal Amount of $1,000.

If the final level is less than the trigger level:

1,000 + (1,000 × Underlying Return).

The “underlying return” is the quotient, expressed as a percentage, of (i) the final level minus the initial level, divided by (ii) the initial level. Expressed as a formula, the underlying return is:

Final Level – Initial Level
Initial Level

Unless otherwise specified in the applicable pricing supplement, the “initial level” is the closing level of the underlying index on the trade date as determined by the calculation agent.

Unless otherwise specified in the applicable pricing supplement, the “final level” is the closing level of the underlying index on the final valuation date as determined by the calculation agent.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not called, you may lose some or all of your initial investment. Specifically, if the Securities are not called and the final level is less than the trigger level, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Hypothetical Performance Scenarios

The examples below illustrate the payment upon an automatic call or at maturity for a $1,000 Security on a hypothetical offering of the Securities, with the following assumptions:

Principal Amount:	$1,000
Term:	12 months
Initial Level:	1000
Spread:	6% per annum (or 0.50% per month)
Reference Rate:*	0.24% per annum (or 0.02% per month)
Contingent Coupon:	$5.20
Coupon Observation Dates:	Monthly
Autocall Observation Dates:	Quarterly
Coupon Barrier:	800 (which is 80% of the Initial Level)
Trigger Level:	800 (which is 80% of the Initial Level)
Call Threshold Level:	1000 (which is 100% of the Initial Level)

*For ease of analysis, these hypothetical performance scenarios will assume a constant reference rate. The actual reference rate will be variable and will be determined by the calculation agent for each coupon observation date on the related reset date. The actual reference rate for your Securities may be higher or lower than the rate indicated above.

Example 1 — Securities are called on the first Call Settlement Date.

Date	Closing Level	Payment (per Security)
First Coupon Observation Date	1000 (equal to or greater than Coupon Barrier)	$5.20 (Contingent Coupon)
Second Coupon Observation Date	1040 (equal to or greater than Coupon Barrier)	$5.20 (Contingent Coupon)
Third Coupon Observation Date and First Autocall Observation Date	1070 (equal to or greater than Coupon Barrier and Call Threshold Level)	$1,005.20 (Principal Amount plus Contingent Coupon)
	Total Payment:	$1,015.60 (a 1.56% total return)

Because the Securities are called on the first call settlement date, UBS will pay a total of $1,005.20 per Security (reflecting your principal amount plus the applicable contingent coupon). When added to the contingent coupons of $10.40 received in respect of the prior coupon observation dates, you will have received a total of $1,015.60, a 1.56% total return on the Securities. You will not receive any further payments on the Securities.

Example 2 — Securities are called on the third Call Settlement Date.

Date	Closing Level	Payment (per Security)
First Coupon Observation Date	870 (equal to or greater than Coupon Barrier)	$5.20 (Contingent Coupon)
Second Coupon Observation Date	795 (less than Coupon Barrier)	$0
Third Coupon Observation Date and First Autocall Observation Date	750 (less than Coupon Barrier and Call Threshold Level)	$0
Fourth through Eighth Coupon Observation Dates and Second Autocall Observation Date	Various (all equal to or greater than Coupon Barrier but less than Call Threshold Level)	$26.00
Ninth Coupon Observation Date and Third Autocall Observation Date	1030 (equal to or greater than Coupon Barrier and Call Threshold Level)	$1,005.20 (Principal Amount and Contingent Coupon)
	Total payment:	$1,036.40 (a 3.64% total return)

Because the Securities are called on the third call settlement date, UBS will pay a total of $1,005.20 per Security (reflecting your principal amount plus the applicable contingent coupon). When added to the contingent coupon of $31.20 received in respect of the prior coupon observation dates, you will have received a total of $1,036.40, a 3.64% total return on the Securities. You will not receive any further payments on the Securities.

Example 3 — Securities are NOT called and the Final Level is equal to or greater than the Trigger Level.

Date	Closing Level	Payment (per Security)
First Coupon Observation Date	915 (equal to or greater than Coupon Barrier)	$5.20 (Contingent Coupon)
Second Coupon Observation Date	795 (less than Coupon Barrier)	$0
Third Coupon Observation Date and First Autocall Observation Date	835 (equal to or greater than Coupon Barrier but less than Call Threshold Level)	$5.20 (Contingent Coupon)
Fourth to Eleventh Coupon Observation Dates and Second through Third Autocall Observation Dates	Various (all equal to or greater than Coupon barrier but less than Call Threshold Level)	$41.60 (Contingent Coupons)
Final Valuation Date	800 (equal to or greater than Coupon Barrier and Trigger Level)	$1,005.20 (Principal Amount and Contingent Coupon)
	Total Payment	$1,057.20 (a 5.72% total return)

Because the Securities are not called and the final level is equal to or greater than the trigger level and coupon barrier, at maturity UBS will pay a total of $1,005.20 per Security (reflecting your principal amount plus the applicable contingent coupon). When added to the contingent coupons of $52.00 received in respect of the prior coupon observation dates, UBS will have paid a total of $1,057.20, a 5.72% total return on the Securities.

Example 4 — Securities are NOT called and the Final Level is equal to or less than the Trigger Level.

Date	Closing Level	Payment (per Security)
First Coupon Observation Date	960 (equal to or greater than Coupon Barrier)	$5.20 (Contingent Coupon)
Second Coupon Observation Date	870 (equal to or greater than Coupon Barrier)	$5.20 (Contingent Coupon)
Third Coupon Observation Date and First Autocall Observation Date	750 (less than Coupon Barrier and Call Threshold Level)	$0
Fourth through Eleventh Coupon Observation Dates and Second through Third Autocall Observation Dates	Various (all less than Coupon Barrier and Call Threshold Level)	$0
Final Valuation Date	500 (less than Trigger Level)	$1,000 + ($1,000 × -50%) = $500 (Payment at Maturity) + $10.40 (Contingent Coupon) $510.40 (a 48.96% loss)

Because the Securities are not called and the final level of the underlying index is less than the trigger level and coupon barrier, at maturity UBS will pay you an amount in cash equal to $500. When added to the contingent coupons of $10.40 received in respect of the prior coupon observation dates, you will have received shares and cash worth $510.40, a 48.96% loss to you on the Securities.

Risk Factors

The return on the Securities is linked to the performance of the underlying index. Investing in the Securities is not equivalent to investing directly in the underlying constituents. This section describes the most significant risks relating to the Securities. We urge you to read the following information about these risks, together with the other information in this product supplement, the accompanying prospectus and the applicable pricing supplement before investing in the Securities.

RISKS RELATED TO GENERAL CREDIT AND RETURN CHARACTERISTICS

The repayment of any principal amount of the Securities at maturity is not guaranteed. You may lose some or all of your initial investment in the Securities.

The Securities differ from ordinary debt securities in that the issuer will not necessarily repay the full principal amount of the Securities at maturity. If the Securities are not called, UBS will repay you the principal amount of your Securities in cash only if the final level of the underlying index is equal to or greater than the trigger level and will only make such payment at maturity. If the Securities are not called and the final level is less than the trigger level, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment.

The contingent repayment of principal applies only at maturity.

If your Securities are not called, you should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying index is equal to or greater than the trigger level.

You may not receive any contingent coupons with respect to your Securities.

UBS will not necessarily make periodic coupon payments on the Securities. If the closing level of the underlying index on any coupon observation date is less than the coupon barrier, UBS will not pay you the contingent coupon applicable to such coupon observation date. If the closing level of the underlying index is less than the coupon barrier on each of the coupon observation dates, you will not receive any contingent coupons during the term of, and will not receive a positive return on, your Securities. Generally, this nonpayment of the contingent coupon coincides with a period of greater risk of principal loss on your Securities.

Your potential return on the Securities is limited and you will not participate in any appreciation of the underlying index.

The return potential of the Securities is limited to the contingent coupon rate, regardless of the appreciation of the underlying index. In addition, the total return on the Securities will vary based on the number of coupon observation dates on which the requirements of the contingent coupon have been met prior to maturity or an automatic call. Further, if the Securities are called early, you will not receive any contingent coupons or any other payment in respect of any coupon observation dates after the applicable call settlement date, and your return on the Securities could be less than if the Securities remained outstanding until maturity. If the Securities are not called, you may be subject to the depreciation in the level of the underlying index even though you cannot participate in any appreciation in the level of the underlying index. As a result, the return on an investment in the Securities could be less than the return on a direct investment in the underlying constituents.

Risk Factors

The amount of any contingent coupon payable on the Securities is uncertain.

Because the contingent coupon rate for the Securities is based in part on a floating rate, you will be exposed to risks not associated with a fixed-rate debt instrument. These risks include the possibility of substantial fluctuations in the applicable reference rate (and therefore the contingent coupon rate) and the possibility that the contingent coupon paid, if any, on any coupon payment date may be less than the contingent coupon paid on prior coupon payment dates. In addition, negative reference rates will reduce the contingent coupon rate below the spread. We have no control over a number of matters that may affect interest rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results. Interest rates may be volatile in the future. In addition, the contingent coupon rate may be less than the rate payable on similar securities or other instruments of the same maturity issued by us or an issuer with the same or a comparable credit rating.

Higher spreads are generally associated with increased risk.

Greater expected volatility with respect to the underlying index reflects a higher expectation as of the trade date that the closing level of the underlying index could be less than the coupon barrier on the specified coupon observation dates and the trigger level on the final valuation date of the Securities. Furthermore, greater expected volatility with respect to the reference rate reflects a higher expectation that the reference rate could decline over the term of the Securities. These greater expected risks will generally be reflected in a higher spread for that Security. However, while the spread is set on the trade date, the underlying index’s volatility and the volatility of the reference rate can change significantly over the term of the Securities. The level of the underlying index for your Securities could fall sharply, which could result in no contingent coupons being paid over the term of the Securities and a significant loss of principal. Additionally, the reference rate for your Securities could depreciate, which could result in a lower contingent coupon rate, and therefore, a decrease in the amount of any contingent coupons. In addition, negative reference rates will reduce the contingent coupon rate below the spread.

The Securities may be called early and are subject to reinvestment risk.

The Securities will be called automatically if the closing level of the underlying index is equal to or greater than the call threshold level on any autocall observation date. Conversely, the Securities will not be subject to an automatic call if the closing level of the underlying index is less than the call threshold level on any autocall observation date, which generally coincides with a period of greater risk of principal loss on your Securities. In the event that the Securities are called prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the Securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built in costs such as dealer discounts and hedging costs.

You will not receive dividend payments on any underlying equity constituents or have shareholder rights in any underlying equity constituents.

You will not receive any dividend payments or other distributions on any of the underlying equity constituents. As an owner of the Securities, you will not have voting rights or any other rights that holders of any of the underlying equity constituents may have.

Risk Factors

Owning the Securities is not the same as owning the underlying constituents.

The return on your Securities may not reflect the return you would realize if you actually owned the underlying constituents. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on any underlying constituents during the term of your Securities. Whatever the financial return on your Securities might be, it may bear little or no relation to — and may be much less than — the financial return that you might achieve were you hypothetically able to invest directly in the underlying index. The following factors, among others, may cause the financial return on your Securities to differ from the financial return you would receive by investing directly in the underlying constituents:

➢

the return on such a hypothetical direct investment in the underlying index would depend primarily upon the relative appreciation or depreciation of the underlying constituents during the term of the Securities, and not on whether the closing level of the underlying index is equal to or greater than the call threshold level or coupon barrier on any autocall observation date or coupon observation date, respectively, or is less than the trigger level on the final valuation date;

➢

in the case of a hypothetical direct investment in an underlying index comprised of underlying equity constituents or a direct investment in the underlying equity constituents themselves, the return could include substantial dividend payments or other rights, which you will not receive as an investor in the Securities;

➢	a direct investment in the underlying constituents is likely to have tax consequences that are different from an investment in the Securities; and

➢

an investment directly in the underlying constituents may have better liquidity than the Securities and, to the extent there are commissions or other fees in relation to a direct investment in the underlying constituents, such commissions or other fees may be lower than the commissions and fees applicable to the Securities.

No assurance that the investment view implicit in the Securities will be successful.

It is impossible to predict whether and the extent to which the level of the underlying index will rise or fall and there can be no assurance that the closing level of the underlying index will be equal to or greater than the coupon barrier on any coupon observation date, and, if not called, that the final level will be equal to or greater than the trigger level. The level of the underlying index will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying constituents. You should be willing to accept the risks associated with the relevant markets tracked by the underlying index in general and the underlying constituents in particular, and the risk of losing some or all of your initial investment. Similarly, it is impossible to predict whether and the extent to which the reference rate will rise or fall. The reference rate will be influenced by complex and interrelated political, economic, financial and other factors. You should be willing to accept the risk that the reference rate could decline. Negative reference rates will reduce the contingent coupon rate below the spread. Additionally, interest rates and stock prices may be inversely correlated, meaning that the market prices of the underlying equity constituents may be likely to decline if the reference rate appreciates over the term of the Securities. It is not possible to predict the relationship between the reference rate and the market prices of the underlying equity constituents during the term of your Securities.

Any payment on the Securities is subject to the creditworthiness of UBS.

The Securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a

Risk Factors

result, UBS’ actual and perceived creditworthiness may affect the market value of the Securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose all of your initial investment.

The determination as to whether the contingent coupon is payable to you on any coupon payment date, the contingent coupon rate on any applicable coupon payment date, whether the Securities are subject to an automatic call or the formula for calculating the payment at maturity of the Securities do not take into account all developments in the level of the underlying index.

Changes in the level of the underlying index during the periods between each coupon observation date and autocall observation date may not be reflected in the determinations as to whether the contingent coupon is payable to you on any coupon payment date, whether the Securities are subject to an automatic call or the calculation of the amount payable at maturity of the Securities. Similarly, fluctuations in the reference rate between reset dates will not be reflected in the determination of the contingent coupon rate. The calculation agent will determine whether (i) the contingent coupon is payable to you on any coupon payment date or (ii) the Securities are subject to an automatic call, by observing only the closing level of the underlying index on the applicable coupon observation date or autocall observation date, respectively, and will determine the contingent coupon rate only by reference to the reference rate on the reset date. The calculation agent will calculate the payment at maturity by comparing only the closing level of the underlying index on the final valuation date relative to the closing level of the underlying index on the trade date. No other levels or values will be taken into account. As a result, you may lose some or all of your principal amount even if the level of the underlying index has risen at certain times during the term of the Securities before falling to a final level that is less than the trigger level.

RISKS RELATED TO LIQUIDITY AND SECONDARY MARKET ISSUES

There may not be an active trading market in the Securities — Sales in the secondary market may result in significant losses.

You should be willing to hold your Securities to maturity. There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS may make a market for the Securities, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market-making activities at any time.

If you sell your Securities before maturity, you may have to do so at a substantial discount from the issue price to public, and as a result, you may suffer substantial losses, even in cases where the level of the underlying index has risen since the trade date. The potential returns described in the applicable pricing supplement are possible only in the case that you hold your Securities to maturity or until called by us.

The market value of the Securities may be influenced by unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the final valuation date. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that, generally, the level of the underlying index on any day will affect the

Risk Factors

market value of the Securities more than any other single factor. Other factors that may influence the market value of the Securities include:

➢

the volatility of the reference rate and the volatility of the underlying index (i.e., the frequency and magnitude of changes in the reference rate and the level of the underlying index, respectively, over the term of the Securities);

➢	the composition of the underlying index and changes to their respective underlying constituents;

➢	the market prices of the underlying constituents;

➢

the dividend rate paid on any underlying equity constituents (while not paid to the holders of the Securities, dividend payments on the underlying equity constituents may influence the market price of such underlying equity constituents and the level of any underlying index comprised of such underlying equity constituents, and therefore affect the market value of the Securities);

➢	the reference rate, interest rates in the U.S. market and interest rates in each market related to the underlying index;

➢	the time remaining to the maturity of the Securities;

➢	supply and demand for Securities, including inventory positions with UBS Securities LLC or any other market maker;

➢

for an underlying index having underlying constituents that are traded in non-U.S. markets, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which such securities are traded;

➢

geopolitical, economic, financial, political, regulatory, judicial, force majeure or other events that affect the level of the underlying index, underlying constituents or equity and commodity markets generally; and

➢	the creditworthiness of UBS.

These factors interrelate in complex and unpredictable ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor. It is possible for the level of the underlying index to increase while the market value of the Securities declines. Therefore, the value of the Securities prior to maturity may be less than the principal amount, and may be significantly different than the amount expected at maturity.

The inclusion of commissions and compensation in the original issue price is likely to adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates (or any third party market maker) are willing to purchase the Securities in secondary market transactions will likely be lower than the original issue price, since the issue price is likely to include, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to, or embedded profit in, the Securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

RISKS RELATED TO THE GENERAL CHARACTERISTICS OF THE UNDERLYING INDEX AND REFERENCE RATES

UBS and its affiliates have no affiliation with any index sponsor and are not responsible for their public disclosure of information.

Unless otherwise specified in the applicable pricing supplement, we and our affiliates are not affiliated with the sponsor of any underlying index (an “index sponsor”) that may be used to calculate any

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payments owed on the Securities (except for licensing arrangements discussed in the index supplement) and have no ability to control or predict their actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the underlying index. If an index sponsor discontinues or suspends the calculation of the underlying index to which your Securities are linked, it may become difficult to determine the market value of the Securities and the payment at maturity or on earlier autocall observation dates or coupon observation dates. The calculation agent may designate a successor index. If the calculation agent determines that no successor index comparable to the underlying index exists, the payment you receive at maturity or on a earlier call settlement date or coupon payment dates will be determined by the calculation agent. See “General Terms of the Securities — Market Disruption Events” and “— Role of Calculation Agent”. No index sponsor is involved in the offer of the Securities in any way and has no obligation to consider your interests as an owner of the Securities in taking any actions that might affect the market value of your Securities or any payment on the Securities.

Unless otherwise specified in the applicable pricing supplement, we have derived the information about the respective index sponsor and each underlying index to which your Securities are linked from publicly available information without independent verification. You, as an investor in the Securities, should make your own independent investigation into the relevant index sponsor and the underlying index for your Securities.

Changes that affect the underlying index will affect the market value of your Securities and the amount you will receive at maturity of your Securities.

The policies of an index sponsor concerning the calculation of the underlying index, additions, deletions or substitutions of the underlying constituents and the manner in which changes affecting the underlying constituents, the issuers of the underlying equity constituents (such as stock dividends, reorganizations or mergers) or the underlying commodities (such as prolonged changes in market value, significantly decreased liquidity or if any such underlying commodity ceases to exist) are reflected in the underlying index, could affect the level of the underlying index and, therefore, could affect the amount payable on your Securities on any coupon payment date, call settlement date or at maturity and the market value of your Securities prior to maturity. The amount payable on the Securities and their market value could also be affected if an index sponsor changes these policies, for example by changing the manner in which it calculates the underlying index, or if an index sponsor discontinues or suspends calculation or publication of the underlying index, in which case it may become difficult to determine the market value of the Securities. If events such as these occur, or if the closing level is not available because of a market disruption event or for any other reason, and no successor index is selected, the calculation agent — which initially will be UBS Securities LLC, an affiliate of UBS — may determine the closing level — and thus the amount payable on any coupon payment date, upon an automatic call or at maturity — in a manner it considers appropriate.

Changes in the method pursuant to which LIBOR and other benchmark rates, which may serve as a reference rate, are determined may adversely affect the value of the Securities.

Regulators and law enforcement agencies from a number of governments have been conducting investigations relating to the calculation of the London Interbank Offered Rate (“LIBOR”) across a range of maturities and currencies, and certain financial institutions that are member banks surveyed by the British Bankers’ Association (the “BBA”) in setting daily LIBOR, including UBS, have entered into agreements with the U.S. Department of Justice, the CFTC and/or the U.K. Financial Services Authority

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in order to resolve the investigations. In addition, in September 2012, the U.K. government published the results of its review of LIBOR, commonly referred to as the “Wheatley Review.” The Wheatley Review made a number of recommendations for changes with respect to LIBOR, including the introduction of statutory regulation of LIBOR, the transfer of responsibility for LIBOR from the BBA to an independent administrator, changes to the method of compilation of lending rates, new regulatory oversight and enforcement mechanisms for rate-setting and the corroboration of LIBOR, as far as possible, by transactional data. Based on the Wheatley Review, on March 25, 2013, final rules for the regulation and supervision of LIBOR by the U.K. Financial Conduct Authority (the “FCA”) were published and came into effect on April 2, 2013 (the “FCA Rules”). In particular, the FCA Rules include requirements that (1) an independent LIBOR administrator monitor and survey LIBOR submissions to identify breaches of practice standards and/or potentially manipulative behavior, and (2) firms submitting data to LIBOR establish and maintain a clear conflicts of interest policy and appropriate systems and controls. In addition, in response to the Wheatley Review recommendations, Intercontinental Exchange Benchmark Administration Ltd. has been appointed as the independent LIBOR administrator. It is not possible to predict the further effect of the FCA Rules, any changes in the methods pursuant to which LIBOR rates are determined or any other reforms to LIBOR that may be enacted in the U.K., the European Union (the “EU”) and elsewhere, each of which may adversely affect the trading market for LIBOR-based securities. In addition, any changes announced by the FCA, Intercontinental Exchange Benchmark Administration Ltd., the European Commission or any other successor governance or oversight body, or future changes adopted by such body, in the method pursuant to which LIBOR rates are determined may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. Changes in the methods pursuant to which other benchmark rates are determined, including some for which UBS contributes to the rate setting process, and other reforms to such benchmark rates are also being contemplated in the EU and other jurisdictions, and any such changes and reforms could result in a sudden or prolonged increase or decrease in the reported values of such other benchmark rates. If such changes and reforms were to be implemented and to the extent that the value of your Securities is affected by reported LIBOR or other benchmark rates, the level of interest payments and the value of the securities may be affected. Further, uncertainty as to the extent and manner in which the Wheatley Review recommendations and other proposed reforms will continue to be adopted and the timing of such changes may adversely affect the current trading market for securities based on LIBOR or other benchmark rates which could serve as a reference rate and the value of your Securities.

Historical performance of the underlying index or the reference rate should not be taken as an indication of the future performance of the underlying index or the reference rate during the term of the Securities.

The market prices of the underlying constituents will determine the level of the underlying index. The historical performance of the underlying index should not be taken as an indication of the future performance of the underlying index. As a result, it is impossible to predict whether the closing level of the underlying index will rise or fall. The closing level of the underlying index will be influenced by complex and interrelated political, economic, financial, force majeure and other factors that can affect the market prices of the underlying constituents. Similarly, the level of the reference rate will be influenced by complex and interrelated political, economic, financial and other factors. As a result, it is impossible to predict whether the level of the reference rate will rise or fall.

An investment in the Securities may be subject to risks associated with non-U.S. securities or futures markets.

Some or all of the underlying equity constituents may be issued by non-U.S. companies and may trade on non-U.S. exchanges. An investment in securities linked directly or indirectly to the value of non-U.S. equity securities or non-U.S. exchange-traded futures contracts involves particular risks.

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Generally, non-U.S. securities and futures markets may be more volatile than U.S. securities and futures markets, and market developments may affect non-U.S. markets differently from U.S. securities and futures markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Similarly, regulations of the Commodity Futures Trading Commission generally do not apply to trading on non-U.S. commodity futures exchanges, and trading on those non-U.S. exchanges may involve different and greater risks than trading on United States exchanges.

Securities and futures prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities and futures markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities or futures contracts and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

The return on the Securities may not be adjusted for changes in exchange rates related to the U.S. dollar, which might affect an underlying index whose underlying constituents are traded in currencies other than the U.S. dollar.

Although the underlying constituents for the underlying index may be traded in, or their market prices may be converted into, currencies other than the U.S. dollar, the Securities are denominated in U.S. dollars, and the calculation of the amount payable on the Securities at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which such underlying constituents are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the underlying return of the underlying index and therefore, the amount payable on your Securities. The amount we pay in respect of the Securities on any coupon payment date, upon automatic call or on the maturity date will be determined solely in accordance with the procedures described in “General Terms of the Securities”.

The Securities may be subject to currency exchange risk.

Because the price of the underlying constituents may be converted by an index sponsor into U.S. dollars or a currency other than U.S. dollars for the purposes of calculating the level of the underlying index, holders of the Securities will be exposed to currency exchange rate risk with respect to each of the countries represented in any such index. An investor’s net exposure will depend on the extent to which the currencies of the underlying constituents underlying any such index strengthen or weaken against the U.S. dollar or such other currency. If the U.S. dollar or such other currency strengthens against the currencies in which such underlying constituents are denominated, the level of any such index may be adversely affected, and the payment at maturity of the Securities may be reduced.

Of particular importance to potential currency exchange risk are:

➢	existing and expected rates of inflation;

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➢	existing and expected interest rate levels;

➢	the balance of payments;

➢	the extent of governmental surpluses or deficits in the countries relevant to the underlying index and the United States; and

➢	actions of central banks, such as intervention in the foreign exchange markets and quantitative easing.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries relevant to the underlying index, the United States and other countries important to international trade and finance.

Any underlying index containing underlying constituents that are calculated in a currency other than U.S. dollars will be specified in the applicable pricing supplement.

RISKS RELATED TO CHARACTERISTICS AND ISSUES OF COMMODITY INDICES

In the case of Securities linked to a commodities index, commodity prices may change unpredictably, affecting the value of your Securities in unforeseeable ways.

Commodity prices are affected by a variety of factors, including weather, governmental programs and policies, national and international political, military, terrorist and economic events, changes in interest and exchange rates, and trading activities in commodities and related futures contracts. These factors may affect the closing level of any underlying index that is a commodity index and, therefore, the value of your Securities in varying ways. Different factors may cause the value of different commodities and the volatilities of their prices to move in inconsistent directions and at inconsistent rates.

In the case of Securities linked to a commodities index, the Securities may not offer direct exposure to commodity spot prices.

Your Securities may be linked to an underlying index that is comprised of commodity futures contracts and not physical commodities (or their spot prices). The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price moves in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the Securities may underperform a similar investment that is linked to commodity spot prices.

In the case of Securities linked to a commodities index, suspensions or disruptions of market trading in the commodity and related futures markets may adversely affect the value of your Securities.

Commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation

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and intervention. In addition, U.S. and some non-U.S. futures exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of the underlying index and, therefore, the value of your Securities.

In the case of Securities linked to a commodities index, higher future prices of commodities included in the index relative to their current prices may lead to a decrease in the amount payable at maturity.

Your Securities may be linked to an index that is comprised of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the applicable physical commodity. As the exchange-traded futures contracts approach expiration, they are replaced by contracts that have a later expiration. The relative sale prices of the contracts with earlier and later expiration dates will depend on the underlying commodities included in the underlying index and the markets for those underlying commodities during the term of your Securities. Sale prices for contracts with later expiration dates that are higher than the sale prices for contracts expiring earlier could adversely affect the value of the commodity index to which your Securities are linked and, accordingly, decrease the possibility of receiving a contingent coupon, the possibility of the Securities being called and the payment you receive at maturity if not previously called.

HEDGING ACTIVITIES AND CONFLICTS OF INTEREST

Trading and other transactions by UBS or its affiliates in the underlying constituents, futures, options, exchange traded funds or other derivative products on such underlying constituents, the underlying index and/or the reference rate may adversely affect the probability of the Securities being called, the contingent coupon rate or any contingent coupon becoming payable, any amount payable at maturity and the market value of the Securities.

As described below under “Use of Proceeds and Hedging”, UBS or its affiliates expect to enter into hedging transactions involving the underlying index or any underlying constituent, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of the underlying index, any underlying constituent or the reference rate prior to, on and/or after the applicable trade date, and may subsequently enter into additional hedging transactions or unwind those previously entered into. Although they are not expected to, any of these hedging activities may adversely affect the level of the underlying index, the market prices of the underlying constituents and/or the level of the reference rate and, therefore, the probability of the Securities being called, any contingent coupon becoming payable and the amount of any contingent coupon payable, the amount payable upon an automatic call or at maturity and the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines. No holder of the Securities will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UBS or its affiliates may also engage in trading in the underlying index, any underlying constituent, the reference rate and other instruments on a regular basis as part of our general broker-dealer and other

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businesses, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the level of the underlying index or underlying constituent and the reference rate and, therefore, the probability of the Securities being called or any contingent coupon becoming payable, the contingent coupon rate, the amount payable upon automatic call or at maturity and the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the underlying index, any underlying constituent and/or the reference rate. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of, and your return on, the Securities.

UBS Securities LLC and other affiliates of UBS, as well as other third parties, may also make a secondary market in the Securities, although they are not obligated to do so. As market makers, trading of the Securities may cause UBS Securities LLC or other affiliates of UBS, as well as other third parties, to be long or short the Securities in their inventory. The supply and demand for the Securities, including inventory positions of market makers, may affect the secondary market price for the Securities.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the underlying index, the underlying constituents and the reference rate that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the closing level of the underlying index or affect the reference rate, could be adverse to such holders’ interests as beneficial owners of the Securities.

In the case of Securities linked to an equity index, UBS and its affiliates may, at present or in the future, engage in business with the issuers of the underlying equity constituents, including making loans to or acting as counterparty (including with respect to derivatives) or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Securities as beneficial owners of the Securities. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market price of the underlying equity constituents, the level of the underlying index and, therefore, the probability of the Securities being called, the probability of any contingent coupon becoming payable on the applicable coupon payment date, the contingent coupon rate, the amount payable upon automatic call or at maturity and the market value of the Securities.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the level of the underlying index or the market value of, and your return on, the Securities.

UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may publish research or other opinions that call into question the investment view implicit in the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the Securities and the underlying index to which the Securities are linked.

Risk Factors

There are potential conflicts of interest between you and the calculation agent.

UBS’ affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, determine whether the closing level of the underlying index is equal to or greater than the call threshold level on any autocall observation date or less than the coupon barrier on any coupon observation date (including the final valuation date), the reference rate (and therefore the contingent coupon rate), whether the final level is less than the trigger level, and, accordingly, the payment on the applicable call settlement date, coupon payment date or at maturity on your Securities. For a fuller description of the calculation agent’s role, see “General Terms of the Securities — Role of Calculation Agent”. For example, the calculation agent may have to determine whether a market disruption event affecting the underlying index has occurred or is continuing on a day when the calculation agent will determine the closing level of the underlying index. This determination may, in turn, depend on the calculation agent’s judgment of whether the event has materially interfered with our ability or the ability of any of our affiliates to maintain or unwind our or its hedge positions. Since these determinations by the calculation agent may affect the market value of the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

The calculation agent may postpone any autocall observation date or coupon observation date, including the final valuation date (and thus the applicable coupon payment date, call settlement date or the maturity date, respectively), upon the occurrence of a market disruption event.

If the calculation agent determines that a market disruption event has occurred or is continuing on any autocall observation date, coupon observation date (including the final valuation date), the affected date will be postponed and thus the determination of the relevant level will be postponed until the first trading day on which no market disruption event occurs or is continuing. If such a postponement occurs, then the calculation agent will instead make the relevant determination on the first trading day on which no market disruption event is occurring or is continuing with respect to that offering of the Securities. In no event, however, will the affected date be postponed by more than eight trading days. As a result, the relevant coupon payment date, call settlement date or the maturity date for the Securities could also be postponed, although not by more than eight trading days.

If any date is postponed to the last possible day as described above, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the relevant date. If the closing level of the underlying index is not available on the last possible day that qualifies as the relevant date, either because of a market disruption event or for any other reason, the calculation agent will make an estimate of the closing level of the underlying index that would have prevailed in the absence of the market disruption event or such other reason. See “General Terms of the Securities — Market Disruption Events”.

The calculation agent may also postpone the determination of the initial level on the trade date specified in the applicable pricing supplement for if it determines that a market disruption event has occurred or is continuing with respect to the underlying index on that date. If the trade date is postponed, the calculation agent may adjust the autocall observation dates and coupon observation dates, as well as the final valuation date and maturity date to ensure that the stated term of the Securities remains the same.

Affiliates of UBS may act as agent or dealer in connection with the sale of the Securities.

UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the

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sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.

RISKS RELATED TO TAXATION ISSUES

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the IRS regarding the tax treatment of the Securities, and the IRS or a court may not agree with the tax treatment described in this product supplement. Please read carefully the section entitled “What are the Tax Consequences of the Securities?” in the summary section, “Supplemental U.S. Tax Considerations”, and the section “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

In addition, the IRS has released a notice that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently in excess of any contingent coupons and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described under “Supplemental U.S. Tax Considerations” unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Moreover, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

General Terms of the Securities

The following is a summary of the general terms of the Securities. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere in the applicable pricing supplement and in the accompanying prospectus. In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through the Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the Securities:

Contingent Coupon

We may pay you the applicable contingent coupon for each Security you own during the term of the Securities, periodically in arrears on a coupon payment date, which will generally be two to five business days following a coupon observation date, if the closing level of the underlying index is equal to or greater than the coupon barrier on the applicable coupon observation date. However, if the closing level of the underlying index is less than the coupon barrier on a coupon observation date, UBS will not pay you the contingent coupon applicable to such coupon observation date. The “coupon barrier” is a specified level of the underlying index that is less than the initial level, equal to a percentage of the initial level as set forth in the applicable pricing supplement.

The “contingent coupon” means, with respect to each coupon observation date, an amount that will be calculated based on the “contingent coupon rate”, which is a per annum rate equal to the reference rate plus the spread. If the reference rate is negative, the contingent coupon will be computed giving effect to the negative rate. The contingent coupon per Security payable, if any, on any coupon payment date will be an amount equal to the quotient of (i) the product of the contingent coupon rate multiplied by $1,000, divided by (ii) the number of coupon observation dates in a full calendar year.

The “reference rate” will be a reference rate as specified in the applicable pricing supplement. The calculation agent will determine the reference rate on one or more dates specified in the applicable pricing supplement (each, a “reset date”).

The “spread” will be a constant percentage, as specified in the applicable pricing supplement.

Unlike ordinary debt securities, UBS will not necessarily pay periodic coupons. You must be willing to accept that if the closing level of the underlying index is less than the coupon barrier on any coupon observation date, UBS will not pay the contingent coupon on the corresponding coupon payment date.

Contingent coupon payments on the Securities are not guaranteed. UBS will not pay you the contingent coupon for any coupon observation date on which the closing level of the underlying index is less than the coupon barrier.

Payment upon an Automatic Call

If the closing level of the underlying index is equal to or greater than the call threshold level on any autocall observation date, UBS will call the Securities automatically (an “automatic call”). If the Securities are subject to an automatic call, the call settlement date will be the first coupon payment date following the relevant autocall observation date. If we call the Securities, UBS will pay on the applicable call settlement date a cash payment per Security equal to your principal amount.

General Terms of the Securities

The “call threshold level” is a specified level of the underlying index that is equal to a percentage of the initial level as set forth in the applicable pricing supplement.

As discussed above, if the closing level is equal to or greater than the coupon barrier, UBS will also pay the contingent coupon on the call settlement date.

Payment at Maturity

Unlike ordinary debt securities, UBS will not necessarily repay the principal amount of the Securities at maturity. If the Securities are not called and the final level is equal to or greater than the trigger level, on the maturity date UBS will pay you a cash payment for each Security you hold equal to your principal amount of $1,000.

If, however, the Securities are not called and the final level is less than the trigger level, on the maturity date UBS will pay you a cash payment for each Security you hold that is less than your principal amount, if anything, resulting in the loss of a percentage of your initial investment that is equal to the underlying return, for an amount equal to:

$1,000 + ($1,000 × Underlying Return).

As discussed above, if the final level is equal to or greater than the coupon barrier, UBS will also pay the contingent coupon on the maturity date.

The “underlying return” is the quotient, expressed as a percentage, of (i) the final level minus the initial level, divided by (ii) the initial level. Expressed as a formula, the underlying return is:

Final Level – Initial Level

Initial Level

Unless otherwise specified in the applicable pricing supplement, the “initial level” is the closing level of the underlying index on the trade date as determined by the calculation agent (as may be postponed in the case of a market disruption event as described under “General Terms of the Securities – Market Disruption Events”).

Unless otherwise specified in the applicable pricing supplement, the “final level” is the closing level of the underlying index on the final valuation date as determined by the calculation agent (as may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “— Final Valuation Date”).

The “trigger level” is a specified level of the underlying index that is less than the initial level, equal to a percentage of the initial level as set forth in the applicable pricing supplement. The trigger level may be higher or lower than the coupon barrier. If the trigger level is higher, this means that you could lose some of your initial investment but still receive a contingent coupon at maturity, if not previously called.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not called, you may lose some or all of your initial investment. Specifically, if the Securities are not called and the final level is less than the trigger level, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose all of your initial investment.

General Terms of the Securities

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

The applicable pricing supplement will specify the “trade date”, “coupon observation dates”, “coupon payment dates”, “autocall observation dates”, “reset dates”, “final valuation date”, potential “call settlement dates” and “maturity date” as well as the respective terms of each offering of the Securities, including the underlying index.

Denominations

Unless otherwise specified in the applicable pricing supplement, the Securities will have a $1,000 principal amount per Security and a minimum investment of 1 Security (for a total minimum purchase price of $1,000).

Coupon Payments Dates; Call Settlement Date

If the closing level of the underlying index on any coupon observation date is equal to or greater than the coupon barrier, the coupon payment date will generally be two to five business days following such coupon observation date. If the closing level of the underlying index is equal to or greater than the call threshold level on any autocall observation date, the Securities will be called and the call settlement date will be the first coupon payment date following such autocall observation date. As described under “—Coupon Observation Dates and Autocall Observation Dates” below, the calculation agent may postpone a coupon observation date or autocall observation date — and therefore a coupon payment date or call settlement date — if a market disruption event occurs or is continuing on a day that would otherwise be a coupon observation date or autocall observation date. We describe market disruption events under “— Market Disruption Events” below. Any contingent coupon payable on a coupon payment date that has been postponed pursuant to a market disruption event will be paid with the same effect as if paid on the originally scheduled coupon payment date.

Coupon Observation Dates and Autocall Observation Dates

The coupon observation dates and autocall observation dates for your Securities will be the dates set forth in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on any such day. In that event, the affected coupon observation date or autocall observation date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will a coupon observation date or autocall observation date for the Securities be postponed by more than eight trading days. The postponement of one or more coupon observation dates or autocall observation dates shall have no effect on any subsequent coupon observation dates or autocall observation dates.

If any coupon observation date or autocall observation date specified in the applicable pricing supplement occurs on a day that is not a trading day, the relevant coupon observation date or autocall observation date will be the next following trading day.

Reset Date

The reset dates for your Securities will be the dates set forth in the applicable pricing supplement.

General Terms of the Securities

Maturity Date

The maturity date for your Securities will be set forth in the applicable pricing supplement. If not called, the Securities will mature on the maturity date, unless that day is not a business day, in which case the maturity date will be the next following business day. If the calculation agent postpones the final valuation date, the maturity date will be postponed to maintain the same number of business days between the final valuation date and the maturity date as existed prior to the postponement of the final valuation date. As discussed below under “— Final Valuation Date,” the calculation agent may postpone the final valuation date if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under “— Market Disruption Events” below.

The postponement of the maturity date for one offering of the Securities will not affect the maturity date for any other offering of the Securities.

Final Valuation Date

The final valuation date will be the final coupon observation date and autocall observation date as set forth in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date — and, therefore, the maturity date — for the Securities be postponed by more than eight trading days. A market disruption event for a particular offering of the Securities will not necessarily be a market disruption event for any other offering of the Securities.

If the final valuation date specified in the applicable pricing supplement occurs on a day that is not a trading day, the final valuation date will be the next following trading day.

Closing Level

The “closing level” of any underlying index on any trading day means:

➢	the closing level of such underlying index; or

➢	if any underlying index is unavailable, any successor index or alternative calculation of such index,

published following the regular official weekday close of the principal trading session of the primary exchange for the underlying constituents of such index, each as determined by the calculation agent.

Market Disruption Events

The calculation agent will determine the closing level of the underlying index on each coupon observation date and autocall observation date and the final level on the final valuation date specified in the applicable pricing supplement for each offering of the Securities. If the calculation agent determines

General Terms of the Securities

that, on any coupon observation date or autocall observation date or on the final valuation date, a market disruption event has occurred or is continuing with respect to the underlying index, the affected date for that offering of the Securities may be postponed by up to eight trading days. If such a postponement occurs, the calculation agent will determine the closing level or final level by reference to the closing level of the underlying index on the first trading day on which no market disruption event occurs or is continuing. If, however, the affected date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, the calculation agent will nevertheless determine the closing level or final level on such day. In such an event, the calculation agent will estimate the final level for the underlying index that would have prevailed in the absence of the market disruption event.

Notwithstanding the occurrence of one or more of the events below, which may constitute a market disruption event, the calculation agent may waive its right to postpone a coupon observation date or autocall observation date, or the final valuation date, if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the closing level or final level of the underlying index on such date.

The calculation agent may also postpone the determination of the initial level on the trade date specified in the applicable pricing supplement for each offering of the Securities, if it determines that a market disruption event has occurred or is continuing with respect to the underlying index on that date. If the trade date is postponed, the calculation agent may adjust the autocall observation dates and coupon observation dates, as well as the final valuation date and maturity date to ensure that the stated term of that offering of the Securities remains the same.

A market disruption event for a particular offering of the Securities will not necessarily be a market disruption event for any other offering of the Securities.

With respect to the underlying index, any of the following will be a market disruption event with respect to a particular offering of the Securities, in each case as determined by the calculation agent:

➢

a suspension, absence or material limitation of trading in a material number of underlying constituents (including without limitation any option or futures contract), for more than two hours of trading or during the one hour before the close of trading in the applicable market or markets for such underlying constituents;

➢

a suspension, absence or material limitation of trading in option or futures contracts relating to the underlying index or to a material number of underlying constituents in the primary market or markets for those contracts;

➢

any event that disrupts or impairs the ability of market participants in general (i) to effect transactions in, or obtain market values for a material number of underlying constituents or (ii) to effect transactions in, or obtain market values for, futures or options contracts relating to the underlying index or a material number of underlying constituents in the primary market or markets for those options or contracts;

➢	a change in the settlement price of any option or futures contract included in the underlying index by an amount equal to the maximum permitted price change from the previous day’s settlement price;

➢	the settlement price is not published for any individual option or futures contract included in the underlying index;

➢	the underlying index is not published; or

General Terms of the Securities

➢

in any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in the underlying constituents and instruments linked to the underlying index generally.

The following events will not be market disruption events with respect to the underlying index:

➢

a limitation on the hours or numbers of days of trading on trading in options or futures contracts relating to the underlying index or to a material number of underlying constituents in the primary market or markets for those contracts, but only if the limitation results from an announced change in the regular business hours of the applicable market or markets; and

➢

a decision to permanently discontinue trading in the option or futures contracts relating to the underlying index, in any underlying constituents or in any option or futures contracts related to such underlying constituents.

For this purpose, an “absence of trading” in those options or futures contracts will not include any time when that market is itself closed for trading under ordinary circumstances.

Discontinuance of or Adjustments to the Underlying Index; Alteration of Method of Calculation

If the index sponsor discontinues publication of the underlying index and the index sponsor or any other person or entity publishes a substitute index that the calculation agent determines is comparable to that index and approves the substitute index as a successor index, then the calculation agent will determine the closing levels of the affected index, underlying return, initial level, trigger level or final level and the amount payable at maturity by reference to such successor index. To the extent necessary, the calculation agent will adjust those terms as necessary to ensure cross-comparability of the discontinued and successor index.

If the calculation agent determines that the publication of the underlying index is discontinued and that there is no successor index on any date when the level of the underlying index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks, physical commodities, options or futures contracts on physical commodities or another index or indices, as applicable, and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the underlying index.

If the calculation agent determines that any underlying constituents or the method of calculating the underlying index have been changed at any time in any respect that causes the level of the underlying index not to fairly represent the level of that index had such changes not been made or that otherwise affects the calculation of the closing levels of the underlying index, underlying return, initial level, trigger level or final level or the amount payable upon automatic call or at maturity, then the calculation agent may make adjustments in this method of calculating the underlying index that it believes are appropriate to ensure that the closing level, final level or underlying return used to determine the amount payable on any coupon payment date, call settlement date or the maturity date, as applicable, is equitable. Examples of any such changes that may cause the calculation agent to make the foregoing adjustment include, but are not limited to, additions, deletions or substitutions and any reweighting or rebalancing of the underlying constituents, changes made by the index sponsor under its existing policies or following a modification of those policies, changes due to the publication of a successor index, changes due to events

General Terms of the Securities

affecting one or more of the underlying equity constituents or their issuers or any other underlying constituents, as applicable, or changes due to any other reason. All determinations and adjustments to be made with respect to the closing levels of the affected index, underlying return, initial level, trigger level, final level and the amount payable at maturity or otherwise relating to the level of the underlying index will be made by the calculation agent.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem your Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right with respect to your Securities, the redemption price of the Securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of your Securities is accelerated, we will pay the default amount in respect of the principal of your Securities at maturity. We describe the default amount below under “— Default Amount.”

For the purpose of determining whether the holders of our Medium-Term Notes, Series A, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Securities as the outstanding principal amount of the series of Securities constituted by that Security. Although the terms of the Securities may differ from those of the other Medium-Term Notes, Series A, holders of specified percentages in principal amount of all Medium-Term Notes, Series A, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series A, including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series A, accelerating the maturity of the Medium-Term Notes, Series A, after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “— Modification and Waiver of Covenants.”

Default Amount

The default amount for your Securities on any day will be an amount, in U.S. dollars for the principal of your Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of our payment and other obligations with respect to your Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your Securities, which we describe below, the holders of your Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will

General Terms of the Securities

equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

➢	no quotation of the kind referred to above is obtained; or

➢	every quotation of that kind obtained is objected to within five (5) business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation period is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or

➢	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

Any payment on or delivery of your Securities upon an automatic call or at maturity will be made to accounts designated by you or the holder of your Securities and approved by us, or at the office of the trustee in New York City, but only when your Securities are surrendered to the trustee at that office. We may also make any payment or delivery in accordance with the applicable procedures of the depositary.

Regular Record Dates for Payments

Unless otherwise specified in the applicable pricing supplement, the regular record date relating to a payment on the Securities will be the business day prior to the coupon payment date or call settlement date, as the case may be.

Trading Day

A “trading day” is a business day, as determined by the calculation agent, on which trading is generally conducted on the primary U.S. exchange(s) or market(s) on which the underlying constituents are listed or admitted for trading. With respect to underlying constituents issued by a non-U.S. issuer that are listed

General Terms of the Securities

or admitted for trading on non-U.S. exchange(s) or market(s), a day, as determined by the calculation agent, on which trading is generally conducted on the primary non-U.S. securities exchange(s) or market(s) on which such instruments are listed or admitted for trading. The calculation agent shall determine a “trading day” by reference to such exchange(s) or market(s) relating to the underlying constituents.

Business Day

When we refer to a business day with respect to your Securities, we mean any day that is a business day of the kind described in the “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the attached prospectus.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Securities without notice. The calculation agent will make all determinations regarding the value of your Securities at maturity, market disruption events, index adjustments, business days, trading days, coupon observation dates, autocall observation dates, the reference rate, the default amount, the initial level, the closing level, the final level, the trigger level, the coupon barrier, the contingent coupon payable in respect of any coupon payment date and the amount payable in respect of your Securities, in its sole discretion. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

The booking branch of UBS AG will be specified in the applicable pricing supplement.

Use of Proceeds and Hedging

The net proceeds from this offering of the Securities will be used to provide funding for our operations and other general corporate purposes as described in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases and sales of securities included in or linked to the underlying index and/or listed and/or over-the-counter options, futures or exchange-traded funds on the underlying constituents, the underlying index or the reference rate prior to, on and/or after the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. Consequently, with regard to your Securities, from time to time, we or our affiliates may:

➢	acquire or dispose of long or short positions in underlying constituents or other securities of issuers of the underlying equity constituents;

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the underlying index, the value of the underlying constituents or the reference rate;

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of any components of the U.S. or non-U.S. underlying index or underlying constituents;

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level or price of other similar market indices or stocks, commodities, rates or other assets; or

➢	any combination of the above four.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge positions relating to the Securities on or before the final valuation date for your Securities. That step may involve sales or purchases of the instruments described above. No holder of the Securities will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

No holder of the Securities will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

The hedging activity discussed above may adversely affect the market value of your Securities from time to time, any contingent coupon payments and the payment upon automatic call or at maturity of your Securities. See “Risk Factors” for a discussion of these adverse effects.

Supplemental U.S. Tax Considerations

The United States federal income tax consequences of your investment in the Securities are uncertain. The following is a general description of certain material United States federal income tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments of interest, principal and/or other amounts under the Securities. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The applicable pricing supplement may contain a further discussion of the special federal income tax consequences applicable to certain Securities. The summary of the federal income tax considerations contained in the applicable pricing supplement or free writing prospectus supersedes the following summary to the extent it is inconsistent therewith.

This discussion applies to you only if you acquire your Securities upon initial issuance and hold your Securities as capital assets for U.S. federal income tax purposes. This discussion does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities or non-U.S. currencies;

➢	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

➢	a bank or other financial institution;

➢	a regulated investment company or a real estate investment company;

➢	a life insurance company;

➢	a tax exempt organization including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;

➢

a person that owns the Securities as part of a hedging transaction, straddle, synthetic security, conversion transaction, or other integrated transaction, or enters into a “constructive sale” with respect to the Securities or a “wash sale” with respect to the Securities or the underlying index; or

➢	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which subsequent to the date of this product supplement may affect the U.S. federal income tax consequences described herein. If you are considering the purchase of a Security, you should consult your own tax advisor concerning the application of the United States federal income tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdictions.

Except as otherwise noted under “Non-U.S. Holders” below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Security

Supplemental U.S. Tax Considerations

and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income tax regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons are authorized to control all of its substantial decisions.

An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

If a partnership, or an entity treated as a partnership for U.S. federal income tax purposes, holds the Securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the Securities.

In addition, we will not attempt to ascertain whether the issuer of any underlying equity constituent would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code or as a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC and to a non-U.S. holder in the case of a USRPHC, upon the sale, automatic call or maturity of a Security. You should refer to information filed with the Securities and Exchange Commission or the equivalent governmental authority by such entities and consult your tax advisor regarding the possible consequences to you if any such entity is or becomes a PFIC or USRPHC.

No statutory, judicial or administrative authority directly discusses how your Securities should be treated for United States federal income tax purposes. As a result, the United States federal income tax consequences of your investment in a Security are uncertain. Accordingly, we urge you to consult your tax advisor as to the tax consequences of having agreed to the required tax treatment of your Securities described below and as to the application of state, local or other tax (including non-U.S. tax) laws to your investment in your Securities. The risk that the Securities would be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (even before the receipt of any cash) and short-term capital gain or loss (even if held for a period longer than one year), is greater than with other equity-linked securities that do not guarantee full repayment of principal.

Tax Treatment of Securities

Unless otherwise specified in the applicable pricing supplement, we expect that our counsel, Cadwalader, Wickersham & Taft LLP, would be able to opine that it would be reasonable to treat your Securities as pre-paid derivative contracts with respect to the underlying index. The terms of the Securities require you and us (in the absence of an administrative determination or judicial ruling to the contrary) to treat the Securities for all U.S. federal income tax purposes in accordance with such characterization, and any reports to the IRS and United States holders will be consistent with such treatment. In purchasing your Securities, you agree to these terms. Except as otherwise noted below, the discussion below assumes that the Securities will be so treated.

Supplemental U.S. Tax Considerations

Tax Consequences to United States Holders

Treatment of Contingent coupons.

Although the tax treatment of the contingent coupons is unclear, we intend to treat (and by purchasing the Securities you agree to treat) such contingent coupons (including any contingent coupon paid on or with respect to the maturity date or automatic call) as ordinary income includable in income by you in accordance with your regular method of accounting for U.S. federal income tax purpose. Generally, for cash-basis taxpayers this would require such contingent coupons be included in income when received and for accrual basis taxpayers when the right to, and amount of, such contingent coupon is fixed.

Tax Treatment on Sale, Exchange, or Automatic Call.

Consistent with the tax characterization of the Securities set forth above, you should generally realize capital gain or loss on the sale, exchange, automatic call or maturity of your Securities in an amount equal to the difference between the amount realized (other than pursuant to a contingent coupon or any amount attributable to any accrued but unpaid contingent coupon) at such time and your tax basis in the Securities. Your tax basis in a Security should generally be the price you paid for your Securities. Capital gain of a noncorporate United States Holder is generally taxed at preferential rates where the property is held more than one year. The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your Securities prior to a coupon observation date, but that could be attributed to an expected contingent coupon, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

Alternative Treatments

Due to the absence of authorities that directly address the proper treatment of the Securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment of the Securities described above. If the IRS were successful in asserting an alternative treatment of the Securities, the timing and character of income on your Securities could differ materially from our description herein.

Contingent Debt Instrument.

For example, if your Securities have a term of greater than one year, it is possible that your Securities could be treated as debt instruments subject to the special tax rules governing contingent coupon debt instruments. If your Securities are so treated, you would be required to accrue interest income as original issue discount over the term of your Securities based upon our “comparable yield” at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities with the result that your taxable income in any year could differ significantly from the contingent coupons, if any, you receive in that year. You would recognize gain or loss upon the sale, automatic call or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Security and decreased by any contingent coupons. Any gain you recognize upon the sale, automatic call or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss. If you recognize a loss above certain thresholds, you could be required to file a disclosure statement.

Supplemental U.S. Tax Considerations

If the rules governing contingent coupon obligations apply, special rules would apply to a person who purchases Securities at a price other than the adjusted issue price as determined for tax purposes.

Contingent Short-Term Debt Instrument.

It is possible the Securities could be treated as a debt instrument subject to special rules for short-term debt instruments. However, there are no specific rules dealing with short-term debt instruments that provide for contingent coupons. You should consult your tax advisor as to the tax consequences of such a characterization.

Other Alternative Treatments.

Additionally, it is possible that your Securities could be treated as a cash settled put option written by you and a deposit in cash equal to the amount you have invested paid to secure your obligations under the put option. Under this characterization, you would be required to accrue interest income (which may exceed in any tax year any contingent coupons) on such deposit over the term of the Securities based on the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to such deposit and if the Securities are not redeemed, you may realize short-term capital loss on the maturity date.

Additionally, certain proposed Treasury regulations require the accrual of income on a current basis for contingent coupons made under certain “notional principal contracts”. The preamble to the proposed regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts and requires current accrual of income for some contracts already in existence. If the IRS or the U.S. Treasury Department successfully treated the Securities as notional principal contracts or publishes future guidance requiring current economic accrual for contingent coupons on forward or other derivative contracts, it is possible that you could be required to accrue income over the term of the Securities in excess of contingent coupons.

It is also possible that the contingent coupons would be treated for U.S. federal income tax purposes as a return of capital which would reduce your tax basis in your Securities and result in greater gain or smaller loss on the sale, exchange, automatic call or maturity of your Securities.

Further, if an underlying index had underlying equity constituents that were certain partnerships, real estate investment trusts or exchange-traded funds (or other “pass-thru entities” as defined in Section 1260), it is possible that the IRS could assert that the Security should be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Code. While a Security is not expected to constitute a constructive ownership transaction, if a Security (in whole or in part) were treated as a constructive ownership transaction, certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any long-term capital gain that you recognize upon the sale or payment upon automatic call or maturity of your Securities could be recharacterized as ordinary income and you could be subject to an interest charge on deferred tax liability with respect to such recharacterized gain).

You should consult your tax advisor as to the tax consequences of such characterizations and any possible alternative characterizations and treatments of your Securities for U.S. federal income tax purposes. Prospective investors in Securities should consult their tax advisors as to the tax consequences to them of purchasing Securities including any alternative characterizations and treatments.

Supplemental U.S. Tax Considerations

Possible Change in Law

The IRS has announced in Notice 2008-2 that it and the Treasury Department are considering whether holders of prepaid forward or financial contracts should be required to accrue income during the term of the transaction, even if such contracts are not otherwise treated as indebtedness for U.S. federal income tax purposes and solicited comments with respect to the appropriate methodology, scope and other tax issues associated with such transactions, including appropriate transition and effective dates. Legislation was also proposed in 2007 that if it had been enacted would have required holders of certain prepaid forward contracts to accrue income during the term of the transaction. It is possible that any guidance or legislation that is adopted may extend to Securities such as described herein, in which case a United States holder may be required to accrue ordinary income over the term of the Securities in excess of any payments of contingent coupons. Prospective investors should consult their tax advisors regarding any potential alternative characterizations of the Securities. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and IRS determines that some other treatment is more appropriate.

In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

The House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect Securities that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your Securities. Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Securities or a sale of the Securities is not likely to be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or a sale of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Medicare Tax on Net Investment Income.

U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the Securities, to the extent of their net investment income that when added to their other

Supplemental U.S. Tax Considerations

modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Information Reporting with respect to Foreign Financial Assets.

United States holders that are individuals (and to the extent provided in future regulations, entities) that own “specified foreign financial assets” may be required to file information with respect to such assets with their U.S. federal income tax returns for taxable years beginning with the 2013 taxable year, especially if such assets are held outside the custody of a U.S. financial institution. “Specified foreign financial assets” include stock or other securities issued by non-U.S. persons and any other financial instrument or contract that has an issuer or counterparty that is not a United States person. Individuals that fail to provide such information are subject to a penalty of $10,000 for the taxable year. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Securities.

Backup Withholding and Information Reporting

Cash proceeds received from a disposition of a security may be subject to information reporting. We expect that contingent coupons will be subject to information reporting unless you qualify for an exemption. Cash proceeds and contingent coupons may also be subject to backup withholding at the rate specified in the Code unless you provide certain identifying information (such as a correct taxpayer identification number, if you are a U.S. holder) and otherwise satisfy the requirements of the backup withholding rules. If you are a non-U.S. holder and you provide a properly completed Form W-8 appropriate to your circumstances, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

Non-U.S. Holders

The U.S. federal income tax treatment of the contingent coupons is unclear. Subject to Section 871(m) of the Code and FATCA (as discussed below), we currently do not intend to withhold any tax on any contingent coupon made to a non-U.S. holder that provides us with a fully completed and validly executed applicable IRS Form W-8. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty) without being required to pay any additional amounts with respect to amounts so withheld.

In general, gain realized on the sale, exchange, automatic call or maturity of the Securities by a non- U.S. holder will not be subject to federal income tax, unless:

➢	the gain with respect to the Securities is effectively connected with a trade or business conducted by the non- U.S. holder in the United States, or

➢

the non- U.S. holder is a nonresident alien individual who holds the Securities as a capital asset and is present in the United States for more than 182 days in the taxable year of the sale and certain other conditions are satisfied, or has certain other present or former connections with the United States.

Supplemental U.S. Tax Considerations

If the gain realized on the sale, exchange, automatic call or maturity of the Securities by the non-U.S. holder is described in either of the two preceding bullet points, the non-U.S. holder may be subject to U.S. federal income tax with respect to the gain except to the extent that an income tax treaty reduces or eliminates the tax and the appropriate documentation is provided.

Section 897 Determination

We will not attempt to ascertain whether the issuer of any underlying equity constituent would be treated as a “United States real property holding corporation” within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Securities should be treated as “United States real property interests” as defined in Section 897 of the Code. If the issuer of any underlying equity constituents and the Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a sale, exchange, automatic call or other taxable disposition of the Security to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 10% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of an underlying constituent as a United States real property holding corporation and the Securities as United States real property interests.

Section 871(m) Withholding

Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under proposed U.S. Treasury Department regulations (if finalized in their current form), certain payments or deemed payments with respect to certain equity-linked instruments (“specified ELIs”) that reference any underlying index containing U.S. stocks, may be treated as dividend equivalents (“dividend equivalents”) that are subject to U.S. withholding tax at a rate of 30% (or lower treaty rate). Under these proposed regulations, withholding may be required even in the absence of any actual dividend related payment or adjustment made pursuant to the terms of the instrument. If adopted in their current form, the proposed regulations may impose a withholding tax on payments or deemed payments made on the Securities on or after January 1, 2016 that are treated as dividend equivalents for Securities acquired on or after March 5, 2014. Under a recent IRS Notice, the IRS announced that the IRS and the Treasury Department intend that final Treasury regulations will provide that “specified ELIs” will exclude equity-linked instruments issued prior to 90 days after the date the final Treasury regulations are published. Accordingly, we generally expect that non-U.S. holders of the Securities issued before the above “grandfather date” should not be subject to tax under Section 871(m). However, it is possible that such withholding tax could apply to “grandfathered” Securities under these proposed rules if the non-U.S. holder enters into certain subsequent transactions in respect of the underlying equity. If withholding is required, we (or the applicable paying agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld. Non-U.S. holders should consult with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the Securities.

FATCA Withholding

The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends) and “pass-thru payments” (i.e. certain payments attributable to withholdable

Supplemental U.S. Tax Considerations

payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments” made on or after July 1, 2014, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain foreign pass-thru payments made after December 31, 2016 (or, if later, the date that final regulations defining the term “foreign pass-thru payment” are published). Pursuant to these Treasury regulations, withholding tax under FATCA would not be imposed on payments pursuant to obligations that are outstanding on July 1, 2014 (and are not materially modified after June 30, 2014) or on foreign pass-thru payments pursuant to obligations that are executed on or before the date that is six months after final regulations regarding such payments are published (and such obligations are not subsequently modified in a material manner) or on withholdable payments solely because the relevant obligation is treated as giving rise to a dividend equivalent (pursuant to Section 871(m) and the regulations thereunder) where such obligation is executed on or before the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents. If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

Significant aspects of the application of FATCA are not currently clear. Investors should consult their own advisor about the application of FATCA, in particular if they may be classified as foreign financial institutions under the FATCA rules.

If you are not a U.S. holder, you should consult your own tax advisors concerning the application of United States federal income tax laws to your particular situation, as well as any consequences of the purchase, ownership and disposition of the Securities arising under the laws of any other taxing jurisdiction.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 IRS notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including the taxing jurisdictions of the underlying equity constituent issuers).

Certain ERISA Considerations

We, UBS Securities LLC and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Code) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Securities by a Plan with respect to which UBS Securities LLC or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Securities by a Plan with respect to which UBS Securities LLC or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company pooled separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Securities, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Securities is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption and that the purchase, holding and, if applicable, subsequent disposition of the Securities will not constitute or result in a non-exempt prohibited transaction.

Any person proposing to acquire any Securities on behalf of a Plan should consult with counsel regarding the applicability of ERISA and Section 4975 of the Code thereto, including but not limited to the prohibited transaction rules and the applicable exemptions.

The discussion above supplements the discussion under “Benefit Plan Investor Considerations” in the accompanying prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

Unless otherwise specified in the applicable pricing supplement, with respect to each Security to be issued, UBS will agree to sell to UBS Securities LLC, and UBS Securities LLC will agree to purchase from UBS, the aggregate principal amount of the Securities specified on the front cover of the applicable pricing supplement. UBS Securities LLC intends to resell the offered Securities at the original issue price to public applicable to the offered Securities to be resold. UBS Securities LLC may resell the Securities to securities dealers (the “Dealers”) at a discount from the original issue price applicable to the offered Securities of up to the underwriting discount set forth on the front cover of the applicable pricing supplement. In some cases, the Dealers may resell the Securities to other securities dealers who resell to investors and pay those other securities dealers all or part of the discount or commission they receive from UBS Securities LLC. In the future, we or our affiliates may repurchase and resell the offered Securities in market-making transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this product supplement and accompanying prospectus in the initial sale of any Securities. In addition, UBS, UBS Securities LLC or any other affiliate of UBS may use this product supplement and accompanying prospectus in a market-making transaction for any Securities after their initial sale. In connection with any offering of the Securities, UBS, UBS Securities LLC and any other affiliate of UBS or any other securities dealers may distribute this product supplement and accompanying prospectus electronically. Unless stated otherwise in the applicable confirmation of sale delivered by UBS or its agent, this product supplement and accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, will have a “conflict of interest” in an offering of the Securities within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from any public offering of the Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, each offering will be conducted in compliance with the provisions of Rule 5121. UBS Securities LLC. is not permitted to sell the Securities in an offering to an account over which it exercises discretionary authority without the prior specific written approval of the accountholder.